UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITAN MEDICAL INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Ontario, Canada (State of incorporation or organization)	98-0663504 (I.R.S. Employer Identification No.)

76 Berkeley Street
Toronto, Ontario, M5A 2W7
Canada

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100

(Name, address, and telephone number of agent for service)

______________________

With a copy to:

Dorsey & Whitney LLP

James Guttman

TD Canada Trust Tower

Brookfield Place

161 Bay Street

Suite 4310

Toronto, Ontario, Canada

M5J 2S1

(416) 367-7376

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (“SEC”) is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.  This short form base shelf prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

SUBJECT TO COMPLETION, August 19, 2022

Titan Medical Inc.

$90,000,000

Common Shares

Warrants

Units

Titan Medical Inc. (the “Company,” “Titan,” “we,” “us” or “our”) may offer and issue from time to time (each, an “Offering”) common shares (“Common Shares” or “Shares”) of our company, warrants to purchase Shares (“Warrants”), or any combination thereof (“Units”, and together with the Common Shares and the Warrants, the “Securities”) for up to an aggregate initial offering price of $90,000,000 (or the equivalent thereof in other currencies) during the 36 month period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective.  Securities will be offered for cash, and may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Shares, the number of Shares offered, the offering price, and any other terms specific to the Shares being offered, (ii) in the case of Warrants, the offering price, the designation, the number and the terms of the Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the securities comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

As of August 10, 2022, the aggregate market value of our outstanding Common Shares held by non-affiliates was $61,259,222, which was calculated based on 111,380,404 Common Shares outstanding held by non-affiliates and a price per share of $0.55, which was the closing price of our Common Shares on August 10, 2022 on the Nasdaq Capital Market (the “Nasdaq”). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to this Prospectus, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Common Shares held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this Prospectus, we have offered and sold $0 of securities pursuant to General Instruction I.B.5 of Form F-3.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “TMD” and on the Nasdaq under the symbol “TMDI”.  On August 18, 2022 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on: (i) the TSX was CAD$0.69; and (ii) the Nasdaq was $0.53.  We will apply to have any Common Shares distributed under this Prospectus, as well as any Common Shares issuable on exercise of convertible Securities distributed under this Prospectus, listed on the TSX and the Nasdaq provided the Common Shares are currently listed or traded on such exchanges.  Any listing and admission will be subject to Titan fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively.  Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed or admitted to trading on any securities exchange.

Our principal executive offices are located at 76 Berkeley Street, Toronto, Ontario, Canada, M5A 2W7 (telephone +1-416-548-7522).

We have prepared this Prospectus in accordance with United States disclosure requirements.  Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada.  Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement.  Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Titan is incorporated and governed under the laws of the Province of Ontario, Canada, that a number of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk.  Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.  See “Risk Factors” beginning on page 13 of this Prospectus.

In this Prospectus, all references to “dollars” or “$” are references to United States dollars unless otherwise specified.

The date of this Prospectus is                   , 2022.

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You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement.  References to this “Prospectus” include documents incorporated by reference therein.  See “Documents Incorporated by Reference”.  The information in or incorporated by reference into this Prospectus is current only as of its date.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to offer these Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein may contain “forward-looking statements” and “forward-looking information” (collectively, “forward-looking statements”), within the meaning of applicable Canadian and United States securities laws. All statements in this discussion other than statements of historical facts that address future events, developments, or transactions that the Company expects, are forward-looking statements that relate to future events or future performance and reflect the Company’s expectations and assumptions regarding the growth, results of operations, performance and business prospects and opportunities of the Company. These forward-looking statements are made as of the date of this prospectus or, in the case of documents incorporated by reference herein, as of the date of such documents. Forward-looking statements are frequently, but not always, identified by words such as “expect”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “continue”, “potential”, “project”, “target”, “plan”, “possible”, “milestone”, “objective” and similar expressions, or statements that events, conditions or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Any forward-looking statements or statements of “belief”, including the statements made under “Risk Factors”, represent the Company’s estimates only as of the date of this prospectus and the documents incorporated by reference herein, respectively, and should not be relied upon as representing the Company’s estimates as of any subsequent date. These forward-looking statements may concern anticipated developments in the Company’s operations in future periods, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future, and include, without limitation, statements regarding:

•	the Company’s development, regulatory and commercialization objectives, including plans/milestones, any estimated costs, schedules for completion and probability of success and including without limitation the table set forth under the heading “Development Plan” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021;

•	the Company’s intention with respect to updating any forward-looking statement after the date on which such statement is made or to reflect the occurrence of unanticipated events;

•	the Company’s business is focused on the development and commercialization of innovative surgical technologies for single access robotic assisted surgery (“RAS”) requiring only a single patient access point;

•	the Company’s robotic single access surgical system (the “Enos System”) under development includes a surgeon-controlled patient cart that includes a 3D high-definition vision system and multi-articulating instruments for performing surgical procedures;

•	the Enos System under development includes a surgeon workstation that provides the surgeon with an ergonomic interface to the patient cart and a 3D high-definition view of the surgical procedure;

•	the Company’s intent to initially pursue gynecologic surgical indications for use of its Enos System;

•	the Company’s plan to develop a robust training curriculum and post-training assessment tools for surgeons and surgical teams;

•	the training curriculum, which is planned to include cognitive pre-training, psychomotor skills training, surgery simulations, live animal and human cadaver lab training, surgical team training, troubleshooting and an overview of safety;

•	post-training assessment, which will include validation of the effectiveness of those assessment tools;

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•	the Company’s expectation that the Enos System will be classified as a Class II by the United States Food and Drug Administration (the “FDA”);

•	the Company’s intention to obtain marketing authorization through a classification request for novel devices in accordance with a De Novo classification submission;

•	the outcome of any review by the FDA and the time required to complete activities necessary for marketing authorization;

•	the Company’s plans on further communications with the FDA to clarify the requirements for the investigational device exemption (“IDE”) clinical study protocol and understand any special controls which the FDA may apply;

•	the performance of human surgeries with the Enos System will require an IDE from the FDA, which must be submitted and approved in advance;

•	the recruitment of surgeons from multiple hospital sites will be necessary to perform the surgeries as well as the recruitment of patients willing to participate in the IDE study, with each hospital site requiring approval of their independent institutional review board (“IRB”) to approve the studies;

•	an application to the IRB of each hospital will be made once the FDA has approved the Company's IDE application;

•	the Company’s intention to submit to the FDA an application for marketing authorization upon successful completion of the IDE clinical study;

•	the Company’s ability to secure required capital to fund development and operating costs in a timely manner;

•	the Company’s plan to further expand its patent portfolio by filing additional patent applications as it progresses in the development of robotic-assisted surgical technologies and, potentially, by licensing suitable technologies;

•	the Company’s plan, where appropriate, to license out to third parties certain technologies and any associated intellectual property;

•	the Company’s intention to secure additional financing to continue the Company's research and development program through to completion and take advantage of future opportunities;

•	the Company’s expectation that it will be able to finance its continuing operations by accessing public markets for its securities;

•	the Company’s intention with respect to not paying any cash dividends on the Common Shares in the foreseeable future; and

•	the Company’s intention to retain future earnings, if any, to finance expansion and growth.

Forward-looking statements are statements about the future and are inherently uncertain, and actual results of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including those referred to in this prospectus, including but not limited to those described in the section titled “Risk Factors” in this prospectus, in any document incorporated by reference herein. These risks include, but are not limited to:

•	the Company will require additional financing which may not be available to us on acceptable terms, or at all;

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•	the Company has a history of losses and there is no guarantee that the Company will be able to achieve profitability;

•	the Company relies on contractual arrangements with third parties and there can be no assurance that these arrangements will achieve their goals;

•	the Company depends on key personnel and the loss of the service of such personnel could have a negative impact on the Company’s business;

•	the Company expects to increase the size of the Company’s management team in the future and the Company’s failure to attract and retain new members of the Company’s management team could adversely affect the Company’s business;

•	the Company’s trade secrets or other confidential information may be compromised;

•	the Company relies on third parties for several important aspects of the Company’s business, including those related to clinical activities, and there are a range of issues that are outside of the Company’s direct control;

•	the development, regulatory and commercialization plans for the Enos System may not be completed within the estimated timeframes, if at all;

•	the RAS industry is highly competitive, and a number of the Company’s competitors have significantly greater financial and human resources than the Company;

•	the Company’s commercial success depends significantly on the Company’s ability to operate without infringing the patents and other proprietary rights of third parties;

•	should the Company be unable to obtain and enforce its patent rights, the Company’s business could be materially harmed;

•	the Company has licensed a portion of its intellectual property portfolio to Medtronic plc (“Medtronic”), which limits its ability to independently enforce those licensed rights without seeking the cooperation of Medtronic;

•	the Company may be unable to obtain or maintain the Company’s trademarks or trade names and may incur substantial costs attempting to defend and enforce the Company’s rights in this regard;

•	certain of the Company’s directors and officers also serve as directors and/or officers of other companies, creating the possibility that a conflict of interest could arise;

•	the Company’s financial results and results of operations have fluctuated in the past and may continue to be volatile going forward;

•	the Company is targeting a rapidly evolving robotic assisted surgical device market, and it is not clear that surgeons or hospitals will choose the Enos System over those offered by the Company’s competitors;

•	the introduction of more technologically advanced products and/or new entrants to the market could impact the Company’s operating and financial results;

•	the Company may become subject to potential product liability claims, and the Company may be required to pay damages that exceed the Company’s insurance coverage or may otherwise tarnish our reputation;

•	the Company’s technology may depend on third party licenses for certain functions or procedures and there can be no guarantee that the Company will be able to secure and maintain those licenses;

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•	government and agency regulation controls all aspects of the Company’s product and business, and changes in policies and additional regulations may be enacted that could prevent or delay regulatory clearance or approval of the Company’s products;

•	upon obtaining marketing authorization, subsequent modifications to the Company’s products may require new regulatory marketing authorizations and may require us to cease marketing or recall the modified products until further authorization is obtained;

•	upon obtaining marketing authorization for our products, we are still subject to extensive post-market regulations and our failure to meet strict regulatory requirements could require us to pay fines, incur other costs or even close our facilities;

•	if one of our products, or a malfunction of one of our products, causes a death or contributes to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions;

•	a recall of the Company’s products, either voluntarily or at the direction of the FDA or another governmental authority or regulatory body, or the discovery of serious safety issues with the Company’s products, could have a significant adverse impact on the Company;

•	compliance with accounting regulations and tax rules across multiple jurisdictions is resource intensive and expensive and could expose the Company to penalties and fines;

•	contingent liabilities could have a negative impact on the Company’s financial position;

•	a lengthy and uncertain sales cycle for the Enos System could have a negative impact on our operating results;

•	the failure of the Company to meet its established product development, regulatory and commercialization milestones in a timely manner or at all, may affect the Company’s operational and financial results;

•	the Company is still in the process of developing its Enos System and there can be no certainty that a commercially viable product will emerge from this process;

•	commercial manufacturing of the Enos System is expected to be an extremely detailed and complex process with the potential for delays, interruptions, or cost overruns;

•	the Company does not control all aspects of the development of the Enos System as it relies on third-party suppliers and development firms;

•	the success of the IDE clinical study depends on the engagement of a sufficient number of hospital sites, surgeons, and the recruitment of a sufficient number of patients;

•	a product malfunction, including in any clinical studies, could result in delays, liability and negative perceptions of the Enos System and the Company;

•	certain reusable instruments, camera components and other accessories require repeated cleaning and sterilization;

•	as the Company is a Canadian company, it may be difficult for United States shareholders to effect service on the Company or to realize on judgments obtained in the United States;

•	the Company is subject to risks related to additional regulatory burden and controls over financial reporting;

•	fluctuations in foreign currency exchange rates may adversely affect the Company’s financial results;

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•	the Company may be delisted from Nasdaq if it does not satisfy continued listing requirements;

•	the Company may not be able to maintain the Company’s status as a “foreign private issuer” or otherwise maintain its eligibility to use the Multijurisdictional Disclosure System;

•	the Company is an “emerging growth company” and cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make it less attractive to investors;

•	the Company is likely a “passive foreign investment company”, which may have adverse United States federal income tax consequences for United States investors;

•	the Company may face or otherwise be exposed to cyber-security risks and threats;

•	the Company’s financial condition and results of operations for fiscal 2022 may be adversely affected by global disruptions and government responses thereto, including the ongoing COVID-19 pandemic, the inflationary economic environment and the Russian invasion of Ukraine; and

•	challenging global political and economic conditions and the impact of supply chain constraints and sanctions could adversely affect the Company’s development program, commercialization efforts, operations and financial results.

Forward-looking statements are based on a number of assumptions, which may prove to be incorrect, including but not limited to assumptions about:

•	general business and current global economic conditions;

•	future success of current research and development activities;

•	achieving development milestones;

•	ability to achieve product cost targets;

•	competition;

•	no significant changes to regulatory clearance or approval processes in the United States and Europe;

•	stable tax rates and benefits;

•	the availability of financing on a timely basis;

•	the Company’s and competitors’ costs of production and operations;

•	the Company’s ability to attract and retain skilled employees;

•	the Company’s ongoing relations with its third-party service providers;

•	the design of the Enos System and related platforms and equipment;

•	the progress and timing of the development of the Enos System;

•	costs related to the development of the Enos System;

•	receipt of all applicable regulatory authorizations, approvals or clearances;

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•	estimates and projections regarding the robotic-assisted surgery equipment industry;

•	protection of the Company’s intellectual property rights;

•	market acceptance of the Enos Systems under development;

•	the Company’s ability to meet the continued listing standards of Nasdaq and the TSX; and

•	the type of specialized skill and knowledge required to develop the Enos System and the Company’s access to such specialized skill and knowledge.

The Company cautions that the foregoing list of important factors and assumptions is not exhaustive. Although the Company has attempted to identify on a reasonable basis important factors and assumptions related to forward-looking statements, there can be no assurance that forward-looking statements will prove to be accurate, as events or circumstances or other factors could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. Other than as specifically required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results or otherwise. Accordingly, readers should not place undue reliance on forward-looking statements.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC.  Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Chief Financial Officer at 76 Berkeley Street, Toronto, Ontario, Canada, M5A 2W7 (telephone +1-416-548-7522).  Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR), which can be accessed online at www.sec.gov and at our website at www.titanmedicalinc.com

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022;

(b)	the 2022 First Quarter Condensed Interim Consolidated Financial Statements (Unaudited), included as exhibit 99.2 to our current report on Form 6-K filed with the SEC on May 12, 2022;

(c)	the Management’s Discussion and Analysis for the three months ended March 31, 2022, included as exhibit 99.3 to our current report on Form 6-K filed with the SEC on May 12, 2022;

(d)	the 2022 Second Quarter Condensed Interim Consolidated Financial Statements (Unaudited), included as exhibit 99.2 to our current report on Form 6-K filed with the SEC on August 11, 2022;

(e)	the Management’s Discussion and Analysis for the three and six months ended June 30, 2022, included as exhibit 99.3 to our current report on Form 6-K filed with the SEC on August 11, 2022;

(f)	the Management Information Circular for the annual and special meeting of shareholders held on June 8, 2022, included as exhibit 99.1 to our current report on Form 6-K filed with the SEC on July 22, 2022;

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(g)	the Material Change Report dated July 5, 2022 included as exhibit 99.1 to our current report on Form 6-K filed with the SEC on July 29, 2022;

(h)	the Material Change Report dated July 5, 2022 included as exhibit 99.1 to our current report on Form 6-K filed with the SEC on July 29, 2022;

(i)	the Material Change Report dated July 5, 2022 included as exhibit 99.1 to our current report on Form 6-K filed with the SEC on July 29, 2022;

(j)	the Material Change Report dated July 5, 2022 included as exhibit 99.1 to our current report on Form 6-K filed with the SEC on July 29, 2022;

(k)	the Material Change Report dated July 5, 2022 included as exhibit 99.1 to our current report on Form 6-K filed with the SEC on July 29, 2022; and

(l)	The description of the Common Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on June 11, 2018 (File No. 001-38524), including any amendment or report filed for the purpose of amending such description.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) prior to the termination of the Offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

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RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and the other information contained in this Prospectus, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell Common Shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an Offering under a subsequent Prospectus Supplement.

We will require additional financing which may not be available on acceptable terms, or at all.

We will require additional financing in order to continue our development program through to regulatory marketing authorization and take advantage of commercialization and future opportunities. Our ability to arrange such financing in the future will depend in part upon prevailing capital market conditions, as well as upon our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us. If additional financing is raised by the issuance of shares or convertible securities from treasury, our control may change and shareholders may suffer additional dilution. If additional funds are raised through strategic partnerships, we may be required to relinquish rights to our products, or to grant licenses to our intellectual property on terms that may not be favorable to us. If adequate funds are not available, or are not available on acceptable terms, we may not be able to complete development, obtain regulatory marketing authorization, commercialize our technologies, take advantage of opportunities, or otherwise respond to competitive pressures, which may delay or reduce our operations and ability to remain in business and continue as a going concern.

There is no market through which the Warrants or Units may be sold

There is no market through which the Warrants or Units may be sold. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:

•	changes in the overall market for those securities;
•	changes in our financial performance or prospects;
•	changes or perceived changes in our creditworthiness;
•	the prospects for companies in the industry generally;
•	the number of holders of those securities;
•	the interest of securities dealers in making a market for those securities; and
•	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact our ability to raise equity funding without significant dilution to our existing shareholders, or at all.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since December 31, 2021, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

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CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of June 30, 2022.

USD thousands	As at June 30, 2022

Liabilities
Accounts payable and accrued liabilities	$7,821
Other current liabilities – with warrant liability	602
Total current liabilities	8,423
Lease obligations	1,202
Other long-term liability	56
Total non-current liabilities	1,258
Equity
Common shares	263,871
Warrants	11,749
Contributed surplus	14,448
Deficit	(273,991)
Total equity	16,077
Total liabilities and equity	25,758

There have been no material changes in our share capital, on a consolidated basis, since the date of our unaudited interim condensed consolidated financial statements as at and for the three month period ended June 30, 2022, which are incorporated by reference into this Prospectus.

DESCRIPTION OF SHARE CAPITAL

Common Shares

Our authorized share capital consists of an unlimited number of Common Shares with no par value of which 111,408,322 were issued and outstanding as at June 30, 2022 and 111,545,261 were issued and outstanding as at August 10, 2022.

See Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 for a description of the general terms that will apply to any Shares issued pursuant to this Prospectus.

Warrants

As of the date of this prospectus, we have 28,421,360 warrants outstanding to purchase Common Shares at exercise prices ranging from $0.2125 to CAD$18.00. The holders of Warrants are entitled to exercise, prior to expiry of the Warrant, a Warrant to purchase an equal number of Common Shares upon delivery to the Company of the aggregate price specified in the Warrant for receiving a Common Share. Only on receipt of a Common Share, and not prior, is a person entitled to the rights that holders of Common Shares (as outlined above) are entitled to.

All outstanding warrants are governed by warrant indentures entered into between the Company and Computershare Trust Company of Canada (or its predecessor, Olympia Transfer Services Inc.), as warrant agent thereunder, and/or warrant certificates, as the case may be, dated the date of issue of each series of warrants.

Share Options

The Company has established a stock option plan for officers, directors, employees and service providers of the Company, prepared in compliance with the requirements of the TSX, which is administered by the Board. As of the date of this Prospectus, we have 7,926,850 Common Share options outstanding with an exercise price that ranges between $0.5102 and $6.99.

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Share Units

The Company has established a share unit plan for full-time and part-time employees of the Company or of an affiliate of the Company, prepared in compliance with the requirements of the TSX, which is administered by the Board. As of the date of this Prospectus, we have 5,820,669 restricted share units and no deferred share units outstanding under the share unit plan.

Deferred Share Units

The Company has established a deferred share unit plan for directors of the Company, prepared in compliance with the requirements of the TSX, which is administered by the Board. As of the date of this Prospectus, we have issued no deferred share units under the deferred share unit plan.

Employee Share Purchase Plan

The Company has established an employee share purchase plan for directors and certain full-time and part-time employees of the Company or of an affiliate of the Company, prepared in compliance with the requirements of the TSX, which is administered by the Board. As of the date of this Prospectus, we have not issued any Common Shares in respect of the Company’s employee share purchase plan.

Share Capital History

Issuances During H2 2019

On August 29, 2019, the Company announced that it had entered into a common share purchase agreement (the “Aspire Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”) under which Aspire Capital committed to purchase up to $35.0 million of Common Shares at the Company’s request from time to time, until February 28, 2022, subject to the terms and conditions of the Aspire Agreement. Upon entering into the Aspire Agreement, the Company immediately sold to Aspire Capital 1,777,325 Common Shares at a price of $1.6879 per share for gross proceeds of $3.0 million and issued 639,837 Common Shares to Aspire Capital as a commitment fee (the “August Commitment Shares”). Until the Aspire Agreement was terminated on December 23, 2019 (pursuant to and upon entering into the Second Aspire Agreement (as defined below)), the Company raised a further $2,304,531 and issued an additional 5,367,282 Common Shares at an average price of $0.4294 per share.

On December 23, 2019, the Company entered into an agreement (the “Second Aspire Agreement”) with Aspire Capital. Under the terms of the Second Aspire Agreement, Aspire Capital committed to purchase up to $35 million of Common Shares for a maximum of 9,729,777 Common Shares.

Issuances During 2020

On January 3, 2020, a development firm engaged by the Company purchased from the Company 501,148 Common Shares at a price of $0.50 per share and the purchase price was satisfied by way of the development firm setting off $250,574 that was owed by the Company to the development firm for services it had previously rendered.

From January 3, 2020 to February 20, 2021, the Company raised $2,071,930 through the sale of 4,408,048 Common Shares pursuant to the Second Aspire Agreement.

On March 25, 2020, the Company completed a registered offering of 7,000,000 Common Shares and 3,500,000 Common Share purchase warrants (each, a “March 2020 Warrant”) for total gross proceeds of approximately $1.2 million. Each March 2020 Warrant is exercisable to purchase one Common Share at an exercise price of $0.19 per share until March 25, 2025. In connection with the March 2020 offering, broker warrants were issued to the placement agent entitling the holder to purchase 490,000 Common Shares at an exercise price of $0.2125 per share prior to expiry on March 25, 2025.

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On May 6, 2020, the Company completed a registered direct offering of 5,514,500 Common Shares at an offering price of $0.36268 per share and 2,757,252 unregistered Common Share purchase warrants (each, a “May 2020 Warrant”) for gross proceeds of $2,000,000. Each May 2020 Warrant is exercisable to purchase one Common Share at an exercise price of $0.3002 per Common Shares until November 6, 2025.

In connection with the May 2020 offering, broker warrants were issued to the placement agent entitling the holder to purchase 386,015 Common Shares at an exercise price of $0.45335 per share prior to expiry on November 6, 2025.

On June 10, 2020, the Company completed a registered direct offering of 6,500,000 Common Shares, 11,500,000 Common Share equivalents (each, a “June 2020 Common Share Equivalent”) and 9,000,000 Common Share purchase warrants (each, a “June 2020 Warrant”) for total gross proceeds of approximately $18,000,000. Under the offering, the Common Shares, June 2020 Common Share Equivalent and June 2020 Warrants were sold in fixed combinations at an offering price of $1.00, consisting of one Common Share and one-half June 2020 Warrant or one June 2020 Common Share Equivalent and one-half June 2020 Warrant. Each June 2020 Warrant is exercisable to acquire one Common Share at an exercise price of $1.00 per Common Share until June 10, 2024. Each June 2020 Common Share Equivalent is convertible to one Common Share at a conversion price of $0.0001 and will expire when exercised in full. All 11,500,000 June 2020 Common Share Equivalents have been converted to Common Shares at various dates from June 10, 2020 to September 30, 2020.

In connection with the June 2020 offering, broker warrants were issued to the placement agent entitling the holder to purchase 1,260,000 Common Shares at an exercise price of $1.25 per share prior to expiry on June 10, 2024.

During the 2020 fiscal year, the Company issued $2.1 million of Common Shares to Aspire Capital pursuant to the Second Aspire Agreement.

Issuances During 2021

On January 26, 2021, the Company closed an offering of 7,419,354 units of the Company (“January 2021 Units”) sold on a “bought deal” basis, at a price of $1.55 per January 2021 Unit for aggregate gross proceeds of $11.5 million. Each January 2021 Unit consists of one Common Share and one half (1/2) of one Common Share purchase warrant (each whole warrant, a “January 2021 Warrant”). Each January 2021 Warrant is exercisable to acquire one Common Share at an exercise price of $2.00 per share until January 26, 2026. In connection with the January 2021 offering, the Company issued 518,234 broker warrants, each exercisable at $1.9375 until January 26, 2023 for one Common Share.

On February 24, 2021, the Company closed an offering of 9,585,250 units of the Company (“February 2021 Units”) sold on a “bought deal” basis, at a price of $2.40 per February 2021 Unit for aggregate gross proceeds of $23 million. Each February 2021 Unit consists of one Common Share and one half (1/2) of one Common Share purchase warrant (each whole warrant, a “February 2021 Warrant”). Each February 2021 Warrant is exercisable to acquire one Common Share at an exercise price of $3.00 per Common Share until February 24, 2023. In connection with the February 2021 offering, the Company issued 670,967 broker warrants, each exercisable at $3.00 until February 24, 2023 for one Common Share.

During the 2021 fiscal year, the Company issued $2.7 million of Common Shares to Aspire Capital pursuant to the Second Aspire Agreement. The Company also issued 9,318,675 Common Shares pursuant to the exercise of previously issued common share purchase warrants.

Issuances During 2022

From May 12, 2022 to July 15, 2022, the Company issued 342,394 Common Shares pursuant to the exercise of previously issued restricted share units under the share unit plan.

On July 20, 2022, the Company issued 177 Common Shares pursuant to the exercise of previously issued common share purchase warrants.

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  USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

All expenses relating to an Offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX, Nasdaq or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

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DESCRIPTION OF SECURITIES

Common Shares

We may issue Common Shares.  Shares may be offered separately or together with other Securities and may be attached to or separate from any other Securities.  See “Description of Share Capital – Common Shares” for a description of the general terms that will apply to any Shares issued pursuant to this Prospectus.  The Shares to be issued in connection with any Offering hereunder will be authorized by our Board at such time as the Board determines to conduct an Offering hereunder.

Warrants

We may issue Warrants to purchase Shares.  This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.  Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent.  The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered.  The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.  The Prospectus Supplement relating to any Warrants we offer will describe the Warrants and the specific terms relating to the Offering.  The description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the designation, number and terms of the Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants and any provisions for changes or adjustments in the exercise price;

•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	as applicable, material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Shares. We may amend the warrant indenture(s), if any, and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

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We have not applied and do not intend to apply to list the Warrants on any securities exchange. There will be no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased in the Offering. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, and the extent of issuer regulation.

Units

We may issue Units, which may consist of one or more Shares or Warrants or any combination of Securities as is specified in the relevant Prospectus Supplement.  In addition, the relevant Prospectus Supplement relating to an Offering of Units will describe all material terms of any Units offered, including, as applicable:

•	the designation and aggregate number of Units being offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

•	the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;

•	whether we will apply to list the Units on any exchange;

•	material income tax consequences of owning the Units, including how the purchase price paid for the Units will be allocated among the Securities comprising the Units; and

•	any other material terms or conditions of the Units.

TRADING

The Common Shares are listed for trading in Canada on the TSX under the symbol “TMD”. The Common Shares are also traded on the Nasdaq in the United States under the symbol “TMDI”.

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

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EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $90,000,000 of Securities under the Offering.

SEC registration fees	$8,343
Nasdaq Listing fees	(1)
TSX Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CONTRACTS

Except as otherwise disclosed in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and in our Form 6-Ks incorporated by reference into this Prospectus, there are no material contracts to which we are a party other than contracts entered into in the ordinary course of business.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company's securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Borden Ladner Gervais LLP, Canadian counsel to the Corporation, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the "Tax Act") to a holder who acquires, as beneficial owner, Common Shares in any offering under this Prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm’s length with, and is not affiliated with, us or the underwriters (a "Holder").

Generally, our Common Shares will be considered to be capital property to a Holder provided the Holder does not hold our Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a "specified financial institution", as defined in the Tax Act; (c) an interest in which is a "tax shelter investment", as defined in the Tax Act; (d) that reports its "Canadian tax results", as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the our Common Shares a "derivative forward agreement", or a "synthetic disposition arrangement", as defined in the Tax Act; (f) that is exempt from tax under Part I of the Tax Act; or (g) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of our Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm’s length) for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of our Common Shares.

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This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the "Proposed Amendments"), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsels' understanding of the current administrative policies and practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of our Common Shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of our Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of our Common Shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our Common Shares and dividends must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. These amounts reported may be affected by fluctuations in foreign exchange rates.

Residents of Canada

The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act, ("Resident Holders").

This summary does not address the deductibility of interest by a purchaser who has borrowed money or otherwise incurred debt to acquire our Common Shares. Certain Resident Holders whose Common Shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their Common Shares and every other "Canadian security", as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Resident Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Resident Holder who is an individual (including certain trusts), dividends received or deemed to be received on our common shares will be included in computing the Resident Holder's income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on our Common Shares by a Resident Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Such Resident Holders should consult their own tax advisors.

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A Resident Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a potentially refundable tax on dividends received or deemed to be received on our Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dispositions — Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of our Common Shares (except to the Corporation, unless purchased by the Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Resident Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of our Common Shares to the Resident Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such Common Shares to a Resident Holder will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares of the Corporation held by the Resident Holder as capital property and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a "taxable capital gain"), realized by a Resident Holder in a taxation year must be included in the Resident Holder's income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an "allowable capital loss"), realized by a Resident Holder in a taxation year must be deducted by such Resident Holder against taxable capital gains realized by such Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Resident Holder is a corporation, the amount of any such capital loss realized on the sale of our Common Shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such Common Shares or Common Shares of the Corporation.

A Resident Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

A Resident Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Notice of Ways and Means Motion to amend the Tax Act and other legislation released by the Minister of Finance on April 7, 2022) throughout its taxation year may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains. Such Resident Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a "designated stock exchange" (as defined in the Tax Act, which currently includes the TSX and NASDAQ), our Common Shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans and tax-free savings accounts, collectively, "Registered Plans", and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that our Common Shares may be a qualified investment for a Registered Plan, if our Common Shares are a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. Our Common Shares generally will not be a "prohibited investment" for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm's length with the Corporation for the purposes of the Tax Act; and (ii) does not have a "significant interest" (as defined in the Tax Act for purposes of the prohibited investment rules) in the Corporation. In addition, our Common Shares will not be a prohibited investment if they are "excluded property" (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

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Prospective purchasers who intend to hold our Common Shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, our Common Shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a "Non-Resident Holder"). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an "authorized foreign bank" (within the meaning of the Tax Act), and such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of our Common Shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a Common Share, unless the Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX and NASDAQ) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our shares; and (ii) more than 50% of the fair market value of our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares could be deemed to be taxable Canadian property. Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on our Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the "Treaty"), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

To the extent a Prospectus Supplement qualifies the distribution of Securities other than Common Shares, such Prospectus Supplement may also describe certain Canadian federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a resident of Canada.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships or other flow-through entities (and partners or other owners thereof); (i) are S corporations (and shareholders thereof); (j) are subject to special tax accounting rules with respect to the Common Shares; (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company; (l) are subject to taxing jurisdictions other than, or in addition to, the United States or otherwise hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; (m) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participants). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Passive Foreign Investment Company Rules

PFIC Status of the Company

If the Company were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder as a result of the acquisition, ownership and disposition of Common Shares. The Company believes that it was classified as a PFIC for its most recently completed tax year, and based on current business plans and financial expectations, it expects that it may be a PFIC for the current tax year and subsequent tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

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For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a ‘‘Subsidiary PFIC’’), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares and (b) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

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QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the Common Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

For each tax year that the Company qualifies as a PFIC, the Company: (a) intends to make available to U.S. Holders, upon their written request, a PFIC Annual Information Statement for the Company as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) upon written request, use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to the Company. The Company may elect to provide such information on its website. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election. If the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election with respect to the Company or any such Subsidiary PFIC and will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

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A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the U.S. Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements, and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Common Shares are “regularly traded” as described in the preceding sentence, the Common Shares are expected to be marketable stock. However, each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

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Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

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Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Common Shares generally will be such holder’s U.S. dollar cost for such Common Shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

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The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 76 Berkeley Street, Toronto, Ontario, Canada, M5A 2W7 during normal business hours.

EXPERTS

The consolidated financial statements as of December 31, 2021, 2020 and 2019 for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Canada, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain Canadian legal matters relating to the validity of the securities offered by this Prospectus are being passed upon by Borden Ladner Gervais LLP, Toronto, Ontario, our Canadian counsel.

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INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), we may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Company shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, we may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Company or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Company or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

Our by-laws provide that, subject to the Business Corporations Act (Ontario), the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

The Company maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

In addition, in accordance with the Business Corporations Act (Ontario), the Company has entered into indemnity agreements with its directors and officers whereby the Company has agreed, subject to applicable law and provided such director or officer complied with the above-mentioned conditions, to indemnify such individuals against all costs, charges and expenses which they may sustain or incur in third party actions in which they are involved because of their association with the Company.

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Item 9.  Exhibits

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Shares, Warrants and/or Units
3.1	Articles of Amalgamation dated July 28, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Form F-3 filed on July 30, 2019)
3.2	Articles of Amendment dated June 19, 2018 (incorporated by reference from Exhibit 3.2 to the Company’s Form F-3 filed on July 30, 2019)
3.3	Amended and Restated By-Law No. 1 dated June 9, 2015 (incorporate by reference from Exhibit 3.3 to the Company’s Form F-3 filed on July 30, 2019)
4.1	Specimen Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Form F-3 filed on July 30, 2019)
4.3*	Form of Warrant
4.4*	Form of Unit
5.1	Opinion of Borden Ladner Gervais LLP regarding validity of the securities offered
23.1	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)
23.2	Consent of BDO Canada LLP
24.1	Powers of Attorney (included in the signature page)
107	Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including a Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

Item 10. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on

August 19, 2022.

TITAN MEDICAL INC.

By:	/s/ Stephen Lemieux
Stephen Lemieux
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Stephen Lemieux and Cary Vance as the undersigned’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Cary G. Vance ____________________________ Cary G. Vance	President & Chief Executive Officer	August 19, 2022
/s/ Stephen Lemieux ____________________________ Stephen Lemieux	Chief Financial Officer	August 19, 2022
/s/ Paul Cataford ___________________________ Paul Cataford	Board Chair	August 19, 2022
/s/ Anthony J. Giovinazzo ___________________________ Anthony J. Giovinazzo	Director	August 19, 2022
/s/ Heather Knight ___________________________ Heather Knight	Director	August 19, 2022
/s/ Cathy Steiner ___________________________ Cathy Steiner	Director	August 19, 2022

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Titan Medical Inc. in the United States, on August 19, 2022.

By:	/s/Cary G. Vance
Name:	Cary G. Vance
Title:	President and CEO

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